Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2005 relating to the financial statements, which appears in Idenix Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
October 24, 2005